UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36154	20-8740447
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

510 Lake Cook Road, Suite 400 Deerfield, IL		60015
(Address of principal executive offices)		(Zip Code)

(847) 236-0921

(Registrant’s telephone number, including area code)

520 Lake Cook Road, Suite 250

Deerfield, IL 60015

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

In accordance with Item 5.07(d) of Form 8-K, this Current Report on Form 8-K/A (the “Amendment Filing”) updates the disclosures made in the Current Report on Form 8-K filed by Surgical Care Affiliates, Inc. (the “Company”) on June 6, 2016 (the “Original Filing”) as set forth below. Except as expressly set forth herein, this Amendment Filing does not amend, modify or update the disclosures contained in the Original Filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As reported in the Original Filing, at the annual meeting of the Company’s stockholders held on June 2, 2016, the Company’s stockholders voted on five proposals, each of which is described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2016. The fourth proposal, which was a non-binding advisory vote regarding the frequency of future advisory votes by stockholders on the compensation of the Company’s named executive officers, received votes as follows (as disclosed in the Original Filing):

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
34,948,215	23,082	2,566,947	23,120	674,838

The Company’s Board of Directors has considered the outcome of this advisory vote and determined that the Company will hold future advisory votes on the compensation of the Company’s named executive officers (“Say on Pay”) on an annual basis until the occurrence of the next advisory vote on the frequency of future Say on Pay votes or until the Board of Directors otherwise determines that a different frequency for Say on Pay votes is in the best interests of the stockholders. The next advisory vote regarding the frequency of future Say on Pay votes is required to occur no later than the Company’s 2022 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Surgical Care Affiliates, Inc.

Dated: September 16, 2016	/s/ Richard L. Sharff, Jr.
	Name:	Richard L. Sharff, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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